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     FURTHER RESOLVED, that each officer and director of the Company who may be required to execute the Registration Statement or any amendment and/or supplement thereto (whether on behalf of the Company or as an officer or director thereof or by attesting the seal of the Company or otherwise) be, and hereby is, authorized to execute a power of attorney appointing each of Joseph
H. Kott, Howard I. Atkins and James E. Kelly the true and lawful attorney and agent of such officer or director (with full power of substitution) to execute in such officer's or director's name, place and stead (in any such capacity) the Registration Statement or any amendment and/or supplement thereto and any and all instruments necessary or advisable in connection therewith, to attest the seal of the Company thereon, and to file the same with the SEC, said attorney and agent to have full power and authority to do and perform in the name and on behalf of each of said officers and directors, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer or director might or could do in person;

I, JOHN M. SPERGER, SENIOR VICE PRESIDENT AND SECRETARY OF MIDLANTIC CORPORATION, HEREBY CERTIFY THAT THE ABOVE IS A TRUE COPY OF A RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS OF THE SAID CORPORATION AT A MEETING HELD ON THURSDAY, MAY 5, 1994, A QUORUM BEING PRESENT.

                                          /S/__JOHN M. SPERGER__________________